Exhibit 11          Omnicare, Inc. and Subsidiary Companies
                    Computation of Earnings Per Common Share
                     (in thousands, except per share data)


                                                                       THREE MONTHS ENDED             SIX MONTHS ENDED
                                                                            JUNE 30,                       JUNE 30,
                                                                      -------------------          ----------------------
                                                                        1995        1994             1995           1994
                                                                      -------     -------          -------        -------
Primary Earnings*
  Net income                                                          $ 4,896     $ 3,563          $10,147        $ 6,972
  Aftertax expense related to preferred
    stock dividend payable to minority
    interest in subsidiary                                                  3           -                6              -
  Minority interest in net income of
    subsidiary                                                             (6)          -              (10)             -
                                                                      -------     -------          -------        -------

  Net income as adjusted                                              $ 4,893     $ 3,563          $10,143        $ 6,972
                                                                      =======     =======          =======        =======

  Shares
  Weighted average number of common
   shares outstanding                                                  26,230      22,111           26,100         22,087
  Additional shares assuming conversion of:
   Stock options and stock warrants                                       610         342              622            324
                                                                      -------     -------          -------        -------
  Average common shares outstanding and
   equivalent as adjusted                                              26,840      22,453           26,722         22,411
                                                                      -------     -------          -------        -------

  Primary earnings per common share                                   $  0.18     $  0.16          $  0.38        $  0.31
                                                                      =======     =======          =======        =======

Fully Diluted Earnings
 Net income                                                           $ 4,896     $ 3,563          $10,147        $ 6,972
 Aftertax expense related to preferred stock
   divided payable to minority interest in
   subsidiary                                                               3           -                6              -
 Minority interest in net income of subsidiary                             (6)          -              (10)             -
 Aftertax interest expense related to 5 3/4%
  convertible subordinated debentures                                     802         811            1,605          1,621
                                                                      -------     -------          -------        -------

 Net income as adjusted                                               $ 5,695     $ 4,374          $11,748        $ 8,593
                                                                      =======     =======          =======        =======

  Shares
  Weighted average number of common
    shares outstanding                                                 26,230      22,111           26,100         22,087
  Additional shares assuming conversion of:
    Stock options and stock warrants                                      701         380              715            344
    Convertible subordinated debentures                                 5,575       5,576            5,575          5,576
                                                                      -------     -------          -------        -------
  Average common shares outstanding and
    equivalents as adjusted                                            32,506      28,067           32,390         28,007
                                                                      -------     -------          -------        -------

  Fully diluted earnings per common share                             $  0.18     $  0.16          $  0.36        $  0.31
                                                                      =======     =======          =======        =======


* This calculation is submitted in accordance with Regulation S-K Item 602(b)(11) although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 if it results in dilution of less than 3% or is anti-dilutive.